UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019 (August 6, 2019)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Corporation”) increased the size of the Board to ten directors and appointed Janice Davis to fill the newly created directorship.  The Board affirmatively determined that she qualifies as an independent director.  Ms. Davis was also appointed to the Audit Committee of the Board.

Most recently, Ms. Davis served as the Executive Vice President, Business Transformation and Chief Procurement Officer at Shaw Communications Inc., a leading Canadian connectivity company. Prior to that, she served as Vice President and Chief Procurement Officer at Bombardier Aerospace and in a variety of positions at Ford Motor Company, including as Global Director of Electrical and Electronics Purchasing and Global Director of Supply Chain Strategy.

Ms. Davis currently serves on the Board of Directors of Baylin Technologies, a global wireless technology management company. She has also been a board member for the Institute for Supply Management and the University of Calgary Haskayne Center for Advanced Supply Chain Management and Logistics. Ms. Davis holds a bachelor’s degree in Business and Supply Chain Management from Michigan State University and an MBA in Finance from Wayne State University.

Ms. Davis is not a party to any transaction with the Corporation that would require disclosure under Item 404(a) of Regulation S-K.  There are no arrangements or understanding between Ms. Davis and any other persons pursuant to which Ms. Davis was selected as a director.

Under the Corporation’s Amended and Restated Director Compensation Policy (the “Policy”), eligible directors receive an annual cash retainer of $85,000 and an annual grant of restricted stock units with a value of $130,000.  Members of the Audit Committee who are not serving as chairperson also receive a fee of $5,000 per year.  As an eligible director, Ms. Davis will receive compensation under the Policy.  On the date of her appointment, pursuant to the Policy, she received a pro-rated grant of 5,441 restricted stock units that will vest on the first anniversary of the grant date, and she will receive a pro-rated quarterly payment of the cash fees.  Ms. Davis is covered by an indemnification agreement under which the Corporation has agreed to indemnify her against certain costs and liabilities that may arise from her service as a director of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: August 9, 2019	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary